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                                                                    EXHIBIT 10.6

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         This Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of August 31, 1998, is made by and between The Peoples Publishing Group, Inc., a Delaware corporation ("PPG"), and Concourse Corporation, a Minnesota corporation ("Concourse") and Peoples Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Concourse ("PAC").

                                   BACKGROUND

         Concourse is currently engaged in the business of providing consulting services and publishing educational materials (the "Concourse Business"). PPG is in the educational publishing business (the "PPG Business"). On June 4, 1998, Concourse and PPG entered into a Merger Agreement, and effective August 31, 1998, amended and restated the Merger Agreement to reflect the structure and terms contained in this Agreement.

         The Boards of Directors of Concourse and PPG have each determined that it is in the best interest of their respective shareholders for PAC to merge with and into PPG, which merger will be accomplished upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger attached as Exhibit A.

         It is the intention of the parties that, following the merger (taking into consideration the effect of any exercise of outstanding options for capital stock), PPG shareholders shall collectively hold approximately 95% of the voting power of the issued and outstanding capital stock of Concourse in the form of capital stock convertible into common stock; Concourse shareholders shall collectively hold approximately 5% of the voting power of such issued and outstanding capital stock in the form of existing common stock; and that the Concourse capital stock held by the PPG shareholders shall be convertible into a number of shares of Concourse common stock equal to its voting power.

         Now, therefore, the parties agree as follows:


                                      TERMS

1.       THE MERGER

         1.1 TERMS OF THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3):




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                  (A)      THE MERGER. PAC will be merged with and into PPG (the
                           "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the Minnesota Business Corporation Act (the "MBCA"). The separate existence of PAC will cease, and PPG will continue as the surviving corporation (the "Surviving Corporation").

                  (B) CERTIFICATE AND BYLAWS OF SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of the Surviving Corporation will initially be the same as the Certificate of Incorporation and Bylaws, respectively of PPG in effect immediately prior to the Merger.

                  (C) DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of the Surviving Corporation will be the directors of PPG immediately prior to the Merger, and the officers of the Surviving Corporation will be the officers of PPG immediately prior to the Merger.

                  (D) CONVERSION OF PPG COMMON STOCK. Each share of common stock, $.001 par value, of PPG ("PPG Common Stock") outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of newly authorized $.01 par value 1998 Convertible Stock of Concourse ("1998 Convertible Stock"), the terms of which are more particularly described in the attached Exhibit 1.1(D).

                  (E) CONVERSION OF PPG PREFERRED STOCK. Each share of 1990 Redeemable Cumulative Convertible preferred stock, $.001 par value, of PPG (the "1990 Preferred Shares) outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of newly created 1990 Convertible Stock of Concourse (the "1990 Convertible Stock"), the terms and conditions of which are described on the attached Exhibit 1.1(E), and each share of 1993 Redeemable Cumulative Convertible preferred stock, $.001 par value, of PPG (the "1993 Preferred Shares") (the 1990 Preferred Shares, together with the 1993 Preferred Shares, are referred to herein as the "PPG Preferred Stock"), outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of newly created 1993 Convertible Stock of Concourse (the "1993 Convertible Stock"), the terms and conditions of which are described on the attached Exhibit 1.1(E) (the 1990 Convertible Stock, together with the 1993 Convertible Stock and the 1998 Convertible Stock are referred to herein as the "Concourse Convertible Stock").



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                  (F)      CONVERSION OF PPG OPTIONS. Each option to purchase
                           PPG Common Stock pursuant to PPG's 1993 Stock Option Plan (the "PPG Stock Options") outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an option to purchase 21.75 shares of Concourse Common Stock at an exercise price equal to 1/21.75 of the exercise price of the PPG stock options immediately prior to the Effective Time, and otherwise on terms and conditions identical to the PPG Stock Options (the Concourse Options") and pursuant to an option plan of Concourse substantially identical to the PPG 1993 Stock Option Plan.

                  (G) EFFECT OF MERGER. All of the respective property, rights, privileges, powers and franchises of PAC and PPG will vest in the Surviving Corporation, and all of the respective debts, liabilities and duties of PAC and PPG will become the debts, liabilities and duties of the Surviving Corporation. The Merger will have all of the effects provided by applicable law."

         1.2 DEFINITION OF MERGER CONSIDERATION. The 1998 Convertible Stock, 1990 Convertible Stock, and the 1993 Convertible Stock being issued upon conversion of PPG Common Stock and PPG Preferred Stock, respectively, together with the Concourse Options being issued upon conversion of the PPG Stock Options, shall collectively be referred to herein as the "Merger Consideration."

         1.3 FILING OF ARTICLES OF MERGER. As soon as practicable after satisfaction, or, to the extent permitted under this Agreement, the written waiver, of all conditions to the Merger set forth in Section 3, the parties must cause the Merger to be consum mated by filing appropriate articles of merger (the "Articles of Merger") with each of the Minnesota Secretary of State and the Delaware Secretary of State, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA and the DGCL, and the parties must make all other filings or recordings required by the MBCA and the DGCL in connection with the Merger and the transactions contemplated by this Agreement. The Merger is effective when the Articles of Merger are duly filed with the Minnesota Secretary of State and the Delaware Secretary of State or such later date as may be set forth in the Articles of Merger (the "Effective Time").

         1.4 "NEW SHARE CERTIFICATES; TREATMENT OF PPG AND PAC SHARES. Promptly following the Effective Time, Concourse shall issue to holders of PPG Common Stock and PPG Preferred Stock, certificates representing one (1) share of 1998 Convertible Stock, 1990 Convertible Stock, and 1993 Convertible Stock, in exchange for each outstanding certificate representing one share of PPG Common Stock and PPG Preferred Stock, as applicable, and the certificates representing PPG Common Stock and PPG Preferred Stock shall be canceled. All shares of PAC common stock


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                  which at the Effective Time are issued and outstanding shall, by virtue of the Merger, become an equal number of shares of the Surviving Corporation."


2. CLOSING. Unless otherwise terminated under Section 10 or agreed by PPG and Concourse, the closing (the "Closing") of the Merger will be held at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, Minneapolis, MN 55402, at a time and date agreed by the parties, which shall be promptly following satisfaction of the Closing Conditions in Section 3 hereof (the "Closing Date").

3.       CLOSING CONDITIONS.

         3.1 PPG'S OBLIGATIONS. The obligation of PPG to consummate the Merger is subject to the satisfaction, or written waiver by PPG, of all of the following conditions as of the Closing
                  Date:

                  (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Concourse in this Agreement must be true and correct as of the date of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date as though made on and as of the Closing Date, and Concourse must have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Concourse by the Closing Date.

                  (B) NO ADVERSE ACTIONS. There must be no injunction or order of any court or administrative agency of competent jurisdiction in effect as of the Closing Date which restrains or prohibits the Merger;

                  (C) OPINION OF COUNSEL. Concourse must have delivered to PPG an opinion dated as of the Closing Date of Frommelt & Eide, Ltd., counsel for Concourse, as to the matters set forth in Exhibit 3.1(C), which opinion must be reasonably satisfactory to PPG;

                  (D) MODIFICATIONS OF SCHEDULES. All modifications made by Concourse to the Schedules to this Agreement, taken as a whole, must not be material to the Concourse Business, taken as a whole;

                  (E) DOCUMENTATION. Concourse must have delivered to PPG all documents as are specifically required under this Agreement to be delivered by Concourse to PPG, in a form and substance reasonably satisfactory to PPG;

                  (F)      [Reserved]



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                  (G)      FINANCIAL AUDIT. Concourse shall have caused an
                           accounting firm acceptable to PPG to conduct financial audits of Concourse for its fiscal years 1995, 1996 and 1997, and the audited balance sheet of Concourse as of December 31, 1997 shall not vary materially and adversely from the unaudited balance sheet provided in Schedule 3.1(G) (the "1997 Unaudited Balance Sheet");

                  (H) SEC AND OTHER REQUIRED FILINGS. Concourse shall have caused any and all filings to be made with the Securities and Exchange Commission (the "SEC") which are necessary to be considered by the SEC as current in its SEC filings as of the Closing Date and PPG's legal counsel must have concurred that Concourse has achieved such current status;

                  (I)      [Reserved]

                  (J) RESIGNATION OF CONCOURSE OFFICERS AND DIRECTORS. At Closing, Concourse shall deliver to PPG the written resignation of each officer and director of Concourse, with the exception of William Hultgren, and resolutions appointing John C. Bergstrom, Tony J. Christianson, Roy Mayers, Diane M. Miller, and James
                           J. Peoples, as new Concourse directors.

                  (K)      [Reserved]

                  (L) INVESTMENT BANKING SUPPORT. PPG shall be satisfied in its sole discretion, with the general reputation of Concourse in the investment banking community, and that there exists a reasonable prospect of the Surviving Corporation achieving a listing on the Nasdaq system (assuming sufficient additional capital investment) within a year of the Effective Time.

         3.2 CONCOURSE'S OBLIGATION. The obligation of Concourse to consummate the Merger is subject to the satisfaction or written waiver by Concourse of all of the following conditions as of the Closing Date:

                  (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PPG made in this Agreement must be true and correct as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date, and PPG, must have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by PPG by the Closing Date;

                  (B) NO ADVERSE ACTIONS. There must be no injunction or order of any court or administrative agency of competent jurisdiction in effect as of the Closing Date which restrains or prohibits the Merger;


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                  (C)      OPINION OF COUNSEL. PPG must have delivered to
                           Concourse an opinion dated as of the Closing Date of Lindquist & Vennum, P.L.L.P., counsel for PPG, as to the matters set forth in Exhibit 3.2(C), which opinion must be reasonably satisfactory to Concourse;

                  (D) DOCUMENTATION. PPG must have delivered to Concourse all documents as are specifically required under this Agreement to be delivered by PPG to Concourse, all in a form and substance reasonably satisfactory to Concourse.

                  (E)      [Reserved]

4. REPRESENTATIONS AND WARRANTIES OF CONCOURSE. Concourse represents and warrants to PPG as follows:

         4.1 ORGANIZATION AND AUTHORITY. Concourse is, or will be prior to the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and is, or will prior to the Closing Date, be qualified as a foreign corporation in every jurisdiction where failure to so qualify would result in a Material Adverse Effect on Concourse. All corporate acts and proceedings required to be taken by Concourse to authorize the execution, delivery and performance of, and the consummation of the transactions contemplated by this Agreement have been duly and properly taken.

         4.2 DUE EXECUTION. This Agreement has been duly executed and delivered by Concourse and constitutes a valid and binding obligation of Concourse, enforceable against Concourse in accordance with its terms.

         4.3 NO CONFLICTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by, and the compliance with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or require any consent, authorization or approval under

                  (A) any provision of the articles of incorporation or bylaws of Concourse,

                  (B)      any Material Contract, or

                  (C) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to the Concourse Business, other than those that may be required solely by reason of PPG's (as opposed to any other party's) participation in the transactions contemplated by this Agreement; and


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                           necessary filings with the Secretary of State of
                           Minnesota in connection with the Merger.

         4.4 GOVERNMENTAL CONSENTS. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Concourse in connection with the execution and delivery of this Agreement, or the consummation by Concourse of the transactions contemplated by this Agreement, other than: those that may be required solely by reason of PPG's (as opposed to any other party's) participation in the transactions contemplated by this Agreement; necessary filings with the Secretary of State of Delaware and Minnesota in connection with the Merger; such filings as may be required pursuant to
                  Section 14 of the Securities Exchange Act of 1934 and the regulations thereunder; and such filings and approvals as may be applicable under state securities laws.

         4.5 CAPITALIZATION. There are 2,688,585 shares of the $0.01 par value common stock (the "Concourse Stock") currently outstanding, which constitutes 100% of the currently issued and outstanding capital stock of Concourse. All of the issued and outstanding shares of the capital stock of Concourse are validly issued, fully paid and nonassessable. There are 4,000,000 shares of undesignated stock, of which 1,300,000 shares have been duly designated in compliance with Minnesota law as 1990 Convertible Stock, 700,000 shares have been designated as 1993 Convertible Stock, and 600,000 shares have been designated as 1998 Convertible Stock. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock of Concourse, or any other securities of Concourse or otherwise obligating Concourse to issue, transfer, register or sell any such securities, except for the obligation to issue approximately 378,927 shares of Concourse Stock for services rendered to Concourse, which shares will be issued prior to the Closing and except for the obligation to issue Concourse options to PPG option holders as contemplated by this Agreement. With the exception of PAC, Concourse does not hold, directly or indirectly, any outstanding equitable, legal or beneficial interests in any corporation or other entity. All shares of the Concourse capital stock and options received by PPG shareholders as contemplated by this Amendment shall be duly authorized, validly issued, fully paid, non-assessable shares not subject to any preemptive rights.

         4.6 NO RESTRICTIONS. Other than transfer restrictions imposed by applicable state or federal securities laws, or by contracts which will be terminated on or prior to the Closing Date, there are no transfer restrictions, subscriptions, options, warrants, rights, calls, contracts, voting trusts, irrevocable proxies, voting arrangements, commitments, understandings or agreements which have been imposed, issued or


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                  entered into by Concourse, and which relate to the sale,
                  voting or transfer of any of the shares of the capital stock of Concourse, except as disclosed in this Agreement. To the knowledge of Concourse, and except as otherwise provided herein, there are no agreements among Concourse shareholders relating to the sale, voting or transfer of any capital stock of Concourse.

         4.7 FINANCIAL STATEMENTS. The 1997 Unaudited Balance Sheet has been prepared in accordance with the applicable books and records of Concourse, and fairly represents the financial condition of Concourse as of December 31, 1997, subject to changes in subsequent periods occurring in the ordinary course of business.

         4.8 UNDISCLOSED LIABILITIES. Concourse has no liabilities or obligations, except for (i) those reflected on or reserved against in the 1997 Unaudited Balance Sheet; (ii) those incurred in the ordinary course of business since December 31, 1997; (iii) those set forth on any Schedule to this Agreement;(iv) those which would not have a Material Adverse Effect on Concourse; or (v) those incurred as expenses in connection with the contemplated Merger (not to exceed $5,000 as contemplated by Section 7.2; the remaining Merger expenses have been paid with the proceeds of the Loan referred to in
                  Section 7.1).

         4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, Concourse has incurred no debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except in the ordinary course of business, none of which would have a Material Adverse Effect on Concourse; paid no obligation or liability, or discharged or satisfied any Liens other than in the usual and ordinary course of business; entered into no Material Contract other than in the ordinary course of business; declared or made no payment to or distribution to its shareholders as such, or purchased or redeemed none of its shares of capital stock or obligated itself to do so; mortgaged, pledged or subjected to Lien no material asset of Concourse except in the ordinary course of business; sold, transferred or leased no material asset except in the ordinary course of business; suffered no physical damage, destruction or loss not covered by insurance which would have a Material Adverse Effect on Concourse; encountered no strike or labor union organizing activities, or issued or sold any shares of capital stock or other securities or granted any options with respect thereto; nor has Concourse agreed to do any of the foregoing, other than as disclosed in or as part of this Agreement.

         4.10 TITLE TO PROPERTIES AND ENCUMBRANCES. Concourse has good and valid title to all of its properties and assets, including without limitation the properties and assets reflected in the 1997 Unaudited Balance Sheet.

         4.11 CONTRACTS. Concourse has no Material Contracts as of the Effective Time.



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         4.12     INTELLECTUAL PROPERTY. Concourse owns no material Intellectual
                  Property. Neither the Business nor any products sold by the Business infringes on the intellectual property rights of any Person. No claims are pending or, to the knowledge of Concourse, threatened in writing against Concourse by any Person with respect to the ownership, validity, enforceability or use of any of the Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any of the Intellectual Property.

         4.13     LITIGATION.

                  (A) There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Concourse, threatened against Concourse before any court or any administrative, governmental or regulatory body or authority, domestic or foreign;

                  (B) Except as reflected on Schedule 4.13(B), neither Concourse nor any of its officers, directors, agents or employees (in their capacities as such) is subject to any order, judgment, injunction or decree relating to the Concourse Business;

                  (C) No complaint has been filed, and there is no pending, or to the knowledge of Concourse, threatened proceeding or investigation, involving an alleged violation of any federal, state, local or foreign law related to the Concourse Business; and

                  (D) To the knowledge of Concourse, there is no basis for any such claim, action suit, proceeding, investigation, order, judgment, injunction, decree or complaint which could reasonably be expected to have a Material Adverse Effect on the Concourse Business, except as a result of the failure to file periodic reports as required under the Securities Exchange Act of 1934.

         4.14     COMPLIANCE WITH APPLICABLE LAWS.

                  (A) NON-ENVIRONMENTAL MATTERS. Concourse is being operated in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign.

                  (B) ENVIRONMENTAL MATTERS. Concourse has received no communication from a governmental authority that alleges that the Concourse Business is not in compliance with any Environmental Laws, including the rules and regulations relating thereto; the Concourse Business is in compliance with the Environmental Laws and all permits, licenses and governmental


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                           authorizations required to be held by Concourse to
                           conduct the Concourse Business under Environmental Laws.

                  (C) PERMITS. Other than a state of Minnesota Sales and Use Tax permit, there are no material permits, licenses or governmental authorizations required and relating to the current conduct of the Concourse Business.

         4.15 TAXES. Concourse has timely filed all tax or assessment reports and tax returns that are required by any law or regulation to be filed by Concourse, and all those reports and returns are accurate in all respects. Concourse has duly paid or deposited all taxes due and payable pursuant to those reports and returns, or which have been assessed against Concourse or which Concourse is obligated to withhold from amounts owing to any employee. All material taxes relating to the current year operations through the end of the most recently concluded fiscal month of Concourse prior to the Closing Date have been accrued or reflected in the books and records of Concourse. No taxing or assessment authority has indicated to Concourse any intent to conduct an audit or other investigation or asserted any unresolved deficiencies with respect to tax liabilities of Concourse for any period and Concourse has no knowledge of any facts or circumstances which would give rise thereto.

         4.16     LABOR RELATIONS.  Concourse has no:

                  (A) unfair labor practice charge or complaint or other proceeding pending or, to its knowledge, threatened against it before the National Labor Relations Board;

                  (B) labor strike, slowdown or stoppage pending or, to the knowledge of Concourse, threatened against or affecting it;

                  (C) pending collective bargaining negotiations relating to the employees of Concourse;

                  (D) pending petitions for recognition of a labor union or association as the exclusive bargaining agent for any or all of the employees of Concourse, and, to the knowledge of Concourse, there has not been any general solicitation of representation cards by any union seeking to represent the employees of Concourse as their exclusive bargaining agent;

                  (E)      collective bargaining agreements; or

                  (F) material arbitrations, grievances, suits or administrative proceedings before any government entity relating to labor or employment matters involving any employees of Concourse.


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         4.17     ERISA.

                  (A) PLANS. Schedule 4.17 accurately identifies all Plans in existence on the date of this Agreement or at any time during the history of Concourse. Concourse has delivered or caused to be delivered to PPG a copy of each Plan; and (i) no Plan has been terminated within the past twenty-four months; and, (ii) there is no investigation, action, suit, arbitration or other legal, administrative or other proceeding pending, or to the knowledge of Concourse, threatened, against any Plan or any assets of any Plan.

                  (B) COMPLIANCE. Each Plan is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), as well as each Plan's terms and conditions. There have been no "prohibited transactions" and no "reportable events" within the meaning of the ERISA and the Code within the last twenty-four months with respect to any Plan. Concourse has incurred no "accumulated funding deficiency" within the meaning of ERISA nor any liability to the Pension Benefit Guaranty Corporation in connection with a Plan (or other benefit that the Pension Benefit Guaranty corporation has elected to insure).

         4.18 BROKERS OR FINDERS. Concourse has not engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement.

         4.19     TRANSACTIONS WITH AFFILIATES. Other than as specified in
                  Schedule 4.19, no director or officer of Concourse (i) has any contractual relationship or arrangements with, or commitments to, nor has any claim against Concourse; (ii) has any direct or indirect interest in any right, property or assets which are used by Concourse in the conduct of its business; or (iii) owns any securities of, or has any direct or indirect interest in, any entity which conducts a material amount of business with Concourse.

         4.20 ADDITIONAL ACQUISITION CORPORATION REPRESENTATIONS AND WARRANTIES. As applicable, the foregoing representations and warranties in this Section 4 shall be deemed to be made by Concourse on behalf of Concourse and PAC. In addition, Concourse makes the following representations and warranties for PAC:

                  (A) ORGANIZATION AND AUTHORITY. PAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and is qualified as a foreign corporation in every jurisdiction where failure to so qualify would result in a Material Adverse Effect on Concourse or PAC. All corporate acts and proceedings required to be taken by PAC to authorize the execution, delivery and performance of, and the consummation of the


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                           transactions contemplated by this Amendment have been
                           duly and properly taken.

                  (B) CAPITALIZATION. There are 1,000 shares of the $0.01 par value common stock authorized, of which 100 shares will be issued or outstanding and held of record and beneficially owned by Concourse. There are and will be no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock of PAC, or any other securities of PAC or otherwise obligating of PAC to issue, transfer, register or sell any such securities. PAC does not and will not hold, directly or indirectly, any outstanding equitable, legal or beneficial interests in any corporation or other entity.

                  (C) DUE EXECUTION. This Agreement has been duly executed and delivered by PAC and constitutes a valid and binding obligation of PAC, enforceable against PAC in accordance with its terms.

                  (D) NO CONFLICTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by, and the compliance with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or require any consent, authorization or approval under

                           (i)      any provision of the articles of
                                    incorporation or bylaws of PAC,

                           (ii)     any Material Contract, or

                           (iii) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to the Concourse Business, other than those that may be required solely by reason of PPG's (as opposed to any other party's) participation in the transactions contemplated by this Agreement; and necessary filings with the Secretary of State of Minnesota in connection with the Merger.

                  (E) NO ASSETS OR LIABILITIES. PAC has no assets, liabilities, or business other than as may be required to effect the Merger.

5. REPRESENTATIONS AND WARRANTIES OF PPG. PPG represents and warrants to Concourse as follows:

         5.1 ORGANIZATION AND AUTHORITY. PPG is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. PPG is duly qualified as a foreign corporation in every jurisdiction where failure to so qualify would result in a Material Adverse Effect on PPG. All corporate acts and proceedings required to be taken by PPG to authorize the execution, delivery and performance of the transactions contemplated by this Agreement have been duly and properly taken.

         5.2 DUE EXECUTION. This Agreement has been duly executed and delivered by PPG and constitutes a valid and binding obligation of PPG, enforceable in accordance with its terms.

         5.3 NO CONFLICTS. Except as identified in Schedule 5.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by, and the compliance with the terms of this Agreement will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of PPG under any provision of, or require any consent, authorization or approval under

                  (A) any provision of the articles of incorporation or bylaws of PPG;

                  (B) any Material Contract, agreement, instrument or other document to which PPG is a party or by which its properties or assets are bound; or

                  (C) any judgment, order or decree or any material statute, law, ordinance, rule or regulation applicable to PPG or its assets, other than those that may be required solely by reason of Concourse's (as opposed to any other party's) participation in the transactions contemplated by this Agreement and necessary filings with the Secretary of State of Minnesota or of Delaware in connection with the Merger.

         5.4 GOVERNMENTAL CONSENTS. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to PPG in connection with the execution and delivery of this Agreement, or the consummation by PPG of the transactions contemplated by this Agreement, other than those that may be required solely by reason of Concourse's (as opposed to any other party's) participation in the transactions contemplated by this Agreement; and necessary filings with the Secretary of State of Minnesota or of Delaware in connection with the Merger.

         5.5 CAPITALIZATION. Schedule 5.5 accurately identifies and sets forth all of the authorized capital stock of PPG and the rights of the holders thereof, the number of shares of such capital stock outstanding, the record holders of that stock, and the number of options outstanding, as well as the record holders of such options. The capital stock identified constitutes 100% of the issued and outstanding capital stock of PPG. All of the issued and outstanding shares of the capital stock are validly issued, fully paid and nonassessable. Except as identified on
                  Schedule 5.5, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock, or any other securities of PPG or otherwise obligating PPG to issue, transfer, register or sell any such securities. PPG does not hold, directly or indirectly, any outstanding equitable, legal or beneficial interests in any corporation or other entity.

         5.6 NO RESTRICTIONS. Other than transfer restrictions imposed by applicable state or federal securities laws, or by contracts which will be terminated on or prior to the Closing Date, there are no transfer restrictions, subscriptions, options, warrants, rights, calls, contracts, voting trusts, irrevocable proxies, voting arrangements, commitments, understandings or agreements which have been imposed, issued or entered into by PPG and which relate to the sale, voting or transfer of any of the shares of the capital stock of PPG, except as disclosed in this Agreement.

         5.7 FINANCIAL STATEMENTS. The audited financial statements of PPG for the years ended December 31, 1995, 1996 and 1997, attached hereto as Schedule 5.7, fairly represent the financial operations and condition of PPG for and as of the dates indicated. The balance sheet of PPG as of December 31, 1997 (the "1997 PPG Balance Sheet") fairly represents the financial condition of PPG as of that date, subject to changes in subsequent periods occurring in the ordinary course of business.

         5.8 UNDISCLOSED LIABILITIES. PPG has no liabilities or obligations, except for (i) those reflected on or reserved against in the 1997 PPG Balance Sheet; (ii) those incurred in the ordinary course of business since December 31, 1997; (iii) those set forth on any Schedule to this Agreement; (iv) those which would not have a Material Adverse Effect on PPG; or (v) those incurred as expenses in connection with the contemplated Merger.

         5.9 ABSENCE OF CERTAIN CHANGES. Other than as disclosed in the schedules to this Agreement, since December 31, 1997, PPG has incurred no debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except in the ordinary course of business, none of which would have a Material Adverse Effect on PPG; paid no obligation or liability, or discharged or satisfied any Liens other than in the usual and ordinary course of business; entered into no Material Contract other than in the ordinary course of business; declared or made no payment to or distribution to its shareholders as such, or purchased or redeemed none of its shares of capital stock or obligated itself to do so; mortgaged, pledged or subjected to Lien no material asset of PPG except in the ordinary course of business; sold, transferred or leased no material asset except in the ordinary course of business; suffered no physical damage, destruction or loss not covered by insurance which would have a Material Adverse Effect on PPG; encountered no strike or labor union organizing activities, or issued or sold any shares of capital stock or other securities or granted any options with respect thereto; nor has PPG agreed to do any of the foregoing, other than as disclosed in or as part of this Agreement.

         5.10 TITLE TO PROPERTIES AND ENCUMBRANCES. PPG has good and valid title to all of its properties and assets, including without limitation the properties and assets reflected in the 1997 Unaudited Balance Sheet.

         5.11     [Reserved]

         5.12 BROKERS OR FINDERS. PPG has not engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement.

         5.13     LITIGATION.

                  (A) There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of PPG, threatened against PPG before any court or any administrative, governmental or regulatory body or authority, domestic or foreign;

                  (B) Neither PPG nor any of its officers, directors, agents or employees (in their capacities as such) is subject to any order, judgment, injunction or decree relating to the PPG Business;

                  (C) No complaint has been filed, and there is no pending, or to the knowledge of PPG, threatened proceeding or investigation, involving an alleged violation of any federal, state, local or foreign law related to the PPG Business; and

                  (D) To the knowledge of PPG, there is no basis for any such claim, action suit, proceeding, investigation, order, judgment, injunction, decree or complaint which could reasonably be expected to have a Material Adverse Effect on the PPG Business.

6.       COVENANTS OF CONCOURSE. Concourse covenants and agrees as follows:

         6.1 ACCESS. Prior to the Closing, Concourse shall give PPG, and PPG's representatives, employees, counsel and accountants, reasonable access, during normal business hours and upon reasonable notice, to all personnel, properties, books and records of Concourse.

         6.2 ORDINARY CONDUCT. Except as permitted by the terms of this Agreement, from the date of this Agreement to the Closing Date, Concourse will conduct the Concourse

                  Business in the ordinary course consistent with past practice. Without the prior written consent of PPG, Concourse will not do any of the following:

                  (A) sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any interest in any of Concourse's assets that are material, individually or in the aggregate, to the Concourse Business, except with respect to the transfer of assets as set forth in Schedule 4.11;

                  (B) create, incur, assume or guarantee any indebtedness for money borrowed or increase the amount of any indebtedness outstanding under any line of credit, loan agreement, mortgage, or other borrowing arrangement in existence on the date of this Agreement;

                  (C) amend any existing Material Contract, or enter into any new contract that would constitute a Material Contract;

                  (D) except as specifically contemplated in this Agreement, declare or pay any dividend or other distribution on its capital stock, issue or agree to issue any such stock or other securities or redeem or repurchase any of its securities; or

                  (E)      enter into any agreement to do any of the foregoing.

7.       COVENANTS OF PPG. PPG covenants and agrees as follows:

         7.1 LOAN TO CONCOURSE. PPG shall, promptly following the execution of this Agreement, Loan to Concourse an aggregate of up to $25,000 due one year from the date of this Agreement, with interest at the rate of 8% per annum, which sum will be applied by Concourse to pay the legal ($10,000 payable to Frommelt & Eide upon execution of this Agreement) and accounting ($10,000 payable to McGladrey & Pullen upon execution of this Agreement) fees and expenses, and other expenses (up to $5,000), incurred by Concourse in connection with the negotiation and compliance with the terms of this Agreement. If the Merger is not completed as a result of PPG's action or failure to meet the closing obligations set forth in
                  Section 3.2 (including a termination pursuant to Section 3.1(L)), the Loan will be forgiven. The Loan will be evidenced by a Note substantially in the form of the attached Exhibit 7.1.

         7.2 PAYMENT BY PPG OF CERTAIN CONCOURSE EXPENSES. Upon completion of the Merger, PPG will honor and pay up to $5,000 of Concourse legal expenses, (in addition to those paid with the proceeds of the Loan, which Loan will be assumed by the Surviving Corporation as a result of the Merger).

8. MUTUAL COVENANTS. The parties jointly and severally covenant and agree with each other as follows:

         8.1 PUBLICITY. Concourse and PPG agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated by this Agreement may be issued by Concourse, on the one hand, or PPG, on the other, without the prior written consent of the other parties (which consent may not be unreasonably withheld), except as such release or announcement may be required by law, in which case the party required to make the release or announcement must allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

         8.2 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms of this Agreement, each party will use its best efforts to cause the closing of the transactions contemplated in this Agreement to occur by the Closing Date. From time to time, as and when requested by any party, any other party must execute and deliver, or cause to be executed and delivered, all such documents and instruments and must take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         8.3      [Reserved]

         8.4      [Reserved]

         8.5      [Reserved]

9.       INDEMNIFICATION.

         9.1      INDEMNIFICATION OF PPG. Subject to the provisions of this
                  Section 9, PPG shall be indemnified by Concourse and its principal shareholders (the Inside Group), to the extent of their holdings, against any damages, claims, liabilities, losses and expenses, including without limitation reasonable attorney's fees related thereto, of any kind or nature whatsoever which may be sustained or suffered by PPG as a result of any material breach of any representation, warranty or covenant made by Concourse in this Agreement (each a "Loss" and collectively "Losses").

         9.2 INDEMNIFICATION OF CONCOURSE. Subject to the provisions of this Section 9, Concourse, its officers, directors, agents and legal counsel shall be indemnified by PPG against any damages, claims, liabilities, losses and expenses, including without limitation reasonable attorney's fees related thereto, of any kind or nature whatsoever which may be sustained or suffered by Concourse, its officers, directors, agents and legal counsel as a result of any material breach of any representation, warranty or covenant made by PPG in this Agreement (each a "Loss" and collectively "Losses"); provided that after the Effective Time, Concourse's right to recovery on any such indemnification claim or other claim involving breach of this Agreement shall be limited to a total of Twenty-five Thousand Dollars ($25,000).

         9.3 NOTICE OF INDEMNIFICATION CLAIMS. Promptly after the receipt by an indemnified party of notice from any third party of any suit, claim, demand or investigation as to which such party may seek indemnification under this Agreement, the party receiving such notice shall notify the party or parties from whom it is seeking indemnification (the "Indemnifying Party"). In the case of a claim asserted by a third party, such Indemnifying Party shall have the right to defend at its own expense by its own counsel such matter to the extent of the potential indemnification liability of the Indemnifying Party. If the Indemnifying Party shall undertake to defend the matter, it shall promptly notify the other party or parties of such determination.

         9.4 LIMITATIONS ON INDEMNIFICATION CLAIMS. The right to indemnification under this Agreement shall be limited as follows:

                  (A) No claims for indemnification shall be made more than two years after the Closing Date, and any such claims which have been made and remain outstanding two years after the Closing Date shall be processed to a conclusion.

                  (B) Any proceeds from insurance paid to the party seeking indemnification as a result of the Loss shall constitute a reduction of the amount of the Loss for purposes of indemnification.

                  (C) The calculation of the Loss shall take into account any tax liabilities and/or tax benefits attributable to the Loss.

                  (D) No claim for indemnification shall be made unless the amount of the Loss for which the claim is made, after any reductions as provided in (B) and (C) above, exceeds a threshold of $10,000 and the claim shall be only for the amount of the Loss in excess of such $10,000 threshold.

10.      TERMINATION.

         10.1 Notwithstanding any provision in this Agreement contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time on or prior to the Closing Date

                  (A)      by mutual written consent of Concourse and PPG;

                  (B)      by Concourse if any of the conditions set forth in
                           Section 3.2 have not been satisfied, or waived in writing by Concourse, on the Closing Date;

                  (C)      by PPG if any of the conditions set forth in Section
                           3.1 have not been satisfied, or waived in writing by PPG, on the Closing Date; or

                  (D) by either Concourse or PPG in writing if the Closing does not occur on or prior to December 31, 1998.

         10.2 If Concourse or PPG desires to terminate this Agreement pursuant to Section 10.1, that party must give written notice to the other party. Upon receipt of that notice, this Agreement will be terminated without further action by any party.

         10.3 If this Agreement is terminated as provided in this Section 10, this Agreement will become void and of no further force and effect, except for the provisions of:

                  (A)      Section 8.2 (Publicity);

                  (B)      this Section 10;

                  (C)      Section 11.2 (Certain Expenses);

                  (D)      Section 11.3 (Attorneys' Fees and Expenses);

                  (E)      Section 11.4 (Notices); and

                  (F)      Section 11.5 (Miscellaneous).

         10.4 Nothing contained in this Section 10 will release any party from any liability for any breach by such party of any of the terms or provisions of this Agreement or impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

11.      GENERAL PROVISIONS.

         11.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as specifically contemplated by this Agreement, none of the representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement, will survive the Effective Time.

         11.2 CERTAIN EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement must be paid by the party incurring those costs or expenses.

         11.3 ATTORNEYS' FEES. Should any litigation be commenced concerning this Agreement, or the rights and duties of any party with respect to it, the party prevailing will be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation or in a separate action brought for that purpose. This Section 11.3 will survive the Merger indefinitely.

         11.4 NOTICES. All notices, and replies to such notices, required under this Agreement must be in writing, properly addressed to the other party, signed by the party giving notice, and may be delivered by hand, sent by facsimile transaction, sent by a nationally-recognized overnight delivery service, or sent by certified mail, return receipt requested. Notices are effective upon receipt. Notices sent by mail are deemed to be received on the date of receipt indicated by the return verification provided by the U.S. Postal Service. Notice sent by a nationally-recognized overnight delivery service are deemed to be received on the next business day after date of sending. Notices sent by facsimile are deemed to be received the date on which sent and are conclusively presumed to have been received if the sender's copy of the facsimile transaction contains the "answer back" of the other party's facsimile transaction. Notice must be given, mailed or sent to the parties at the following addresses, or at such other address as may be given by proper notice. This Section 11.4 will survive the Merger indefinitely.

                  If to Concourse addressed to:

                           Concourse Corporation
                           2545 Dunwoody Lane
                           Wayzata, MN  55391
                           Attn: William Hultgren
                           Fax No.: 612-471-7250

                  with a copy to (which copy does not constitute notice):

                           Frommelt & Eide, Ltd.
                           900 Second Avenue South, Suite 580
                           Minneapolis, MN 55402
                           Attn: Roger H. Frommelt
                           Fax No.: 612-342-2761

                  If to PPG, addressed to:

                           The Peoples Publishing Group, Inc.
                           230 W. Passaic Street
                           Maywood, NJ 07607

                           Attn: James J. Peoples
                           Fax No.: 201-712-0045

                  with a copy to (which copy does not constitute notice):

                           Lindquist & Vennum P.L.L.P.
                           4200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN  55402
                           Attn: John R. Houston
                           Fax No.:  612-371-3207

         11.5 MISCELLANEOUS. No amendment to this Agreement is effective unless it is in writing and signed by each party. The headings contained in this Agreement, or in any Schedule or Exhibit, are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, all of which are considered one and the same agreement, and are effective when one or more of those counterparts have been signed by each of the parties and delivered to the other parties. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings relating to that subject matter. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. No party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each of the other parties; provided, however, that PPG may assign its rights hereunder to an affiliate or subsidiary without the consent of Concourse. This Agreement is for the sole benefit of the parties and their permitted assigns, and nothing in this Agreement is intended to give to any Person, other than such parties and persons, any legal or equitable rights under this Agreement. This Agreement is governed in accordance with the internal laws of the State of Minnesota, without regard to the conflict of laws statutes or provisions of any jurisdiction. This Section 11.5 will survive the Closing Date indefinitely.

12.      CERTAIN DEFINITIONS.

         12.1     "CONFIDENTIAL INFORMATION"

                  (A)      "Confidential Information" means

                           (1) all written financial, technical, commercial or other information disclosed by one party to the other, its directors, officers, employees, advisors or affiliates (such Person is referred to as a "Recipient") in connection with the transactions contemplated by this Agreement, which information is marked "Confidential";

                           (2) the fact of the transactions contemplated by this Agreement; and

                           (3) each of the terms, conditions and other provisions contained in this Agreement and the agreements or documents delivered pursuant to this Agreement.

                  (B) Notwithstanding Section 12.1(A), Confidential Information does not include any information that

                           (1) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no action or fault of any Recipient;

                           (2)      is already know by Recipient from
                                    independent sources at the time of
                                    disclosure to such Recipient other than as a result of a breach of any provision of this Agreement; or from any source who, after reasonable investigation by Recipient, is not bound by any confidentiality agreement with, or other contractual, legal or fiduciary duty of confidentiality to the party to this Agreement who made the disclosure; or

                           (3) is subsequently disclosed to a Recipient by any Person who is not a party to this Agreement (but only if that Recipient does not have actual knowledge after reasonable investigation that such Person is prohibited from disclosing such information, either by reason of contract or legal or fiduciary obligation) and who has a legal right to transmit that information.

         12.2 "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws and regulations now in effect relating to pollution or the protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. Sections 9601 et seq., the Resource Conversation and Recovery Act, 42 U.S.C.A. Sections 6901 et seq., the Clean Water Act, 33 U.S.C.A. Sections 1251 et seq., the Clean Air Act 42 U.S.C.A. Sections 7401 et seq., and The Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.

         12.3 "INTELLECTUAL PROPERTY" means all of the following (and all amendments, modifications, and improvements thereto):

                  (A)      letters patent and patent applications;

                  (B) tradenames, trademarks or service marks, and all registrations and applications related thereto, common law trademarks, and all goodwill associated therewith;

                  (C) copyrights and copyright registrations and applications; and

                  (D) discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, computer programs or software.

         12.4 "KNOWLEDGE" means the actual knowledge of the officers of Concourse or PPG, as applicable.

         12.5 "LIEN" means any lien, encumbrance, security interest, pledge, mortgage, option, charge or similar restriction.

         12.6     "MATERIAL CONTRACTS" means those contracts and agreements that

                  (A) relate to the borrowing of money or the guaranty of any obligation for the borrowing of money;

                  (B) involve the receipt or payment of more than $5,000 ($25,000 in the case of PPG) in any one year;

                  (C) prohibits or limits the ability of either party to engage in any business or compete with any Person; or

                  (D) obligates a party to purchase goods or services for consideration in excess of $5,000 ($25,000 in the case of PPG).

         12.7 "MATERIAL ADVERSE EFFECT" means any effect on any entity that is, in the aggregate, materially adverse to the business, operations or financial condition of that entity, other than an effect which is the result of changes in (i) the general economic conditions affecting the industry in which the entity operates, (ii) applicable laws or regulations or the official interpretations of such law or regulations, or (iii) generally accepted accounting principles.

         12.8     "PERSON" means any natural person or entity.

         12.9 "PLAN" means any "employee benefit plan," "employee pension benefit plan," "defined benefit plan" or "multiemployer benefit plan" which Concourse maintains, contributes to, or is required to maintain or contribute to. As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "defined benefit plan," and "multiemployer benefit plan" have the respective meanings assigned to each of them in Section 3 of ERISA and any applicable rules and regulations promulgated under ERISA.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          THE PEOPLES PUBLISHING GROUP, INC.

                                          By
                                            -----------------------------------
                                           Its
                                              ---------------------------------


                                          CONCOURSE CORPORATION

                                          By
                                            -----------------------------------
                                           Its
                                              ---------------------------------


                                          PEOPLES ACQUISITION CORPORATION

                                          By
                                            -----------------------------------
                                           Its
                                              ---------------------------------

                         INDEX OF SCHEDULES AND EXHIBITS


EXHIBITS

Exhibit A            Articles and Plan of Merger
Exhibit 1.1(D)       Terms of 1998 Convertible Stock
Exhibit 1.1(E)       Terms of 1990 and 1993 Convertible Stock
Exhibit 3.1(C)       Opinion of Counsel for Concourse
Exhibit 3.2(C)       Opinion of Counsel for PPG
Exhibit 7.1          Loan Note


SCHEDULES

Schedule 3.1(G)      Concourse Financial Statements
Schedule 4.13(B)     Concourse Litigation
Schedule 4.17        Concourse ERISA Plans
Schedule 4.19        Concourse Transactions with Affiliates
Schedule 5.3         PPG Conflicts
Schedule 5.5         PPG Capitalization
Schedule 5.7         PPG Financial Statements

                                    EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                        PEOPLES ACQUISITION CORPORATION,
                             A MINNESOTA CORPORATION
                                      INTO
                       THE PEOPLES PUBLISHING GROUP, INC.,
                             A DELAWARE CORPORATION

         These Articles of Merger are adopted pursuant to Minnesota Statute 302A.615 by Peoples Acquisition Corporation, a Minnesota corporation, (the "Merging Corporation") and The Peoples Publishing Group, Inc., a Delaware corporation, (the "Surviving Corporation").

         The Surviving Corporation and the Merging Corporation do hereby agree and certify that:

         1. Attached hereto and incorporated herein is the Plan of Merger dated __________, 1998 (the "Plan of Merger") for the merger of the Merging Corporation with and into the Surviving Corporation.

         2. The Plan of Merger has been duly adopted and approved by the Board of Directors and sole shareholder of the Surviving Corporation pursuant to
Section 302A.613 of the Minnesota Business Corporation Act and by the Board of Directors and shareholders of the Merger Corporation pursuant to Section 252 of the General Corporation Law of the State of Delaware. The Plan of Merger has been duly signed and delivered.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed this _____ day of ______________, 1998.

                                            THE PEOPLES PUBLISHING GROUP, INC.


                                          By
                                            -----------------------------
                                          Its
                                             ----------------------------


                                          PEOPLES ACQUISITION CORPORATION


                                          By
                                            -----------------------------
                                          Its
                                             ----------------------------

                                 PLAN OF MERGER


         This Plan of Merger (the "Plan"), dated as of __________, 1998, is among The Peoples Publishing Group, Inc., a Delaware corporation ("PPG"), Concourse Corporation, a Minnesota corporation ("Concourse"), and Peoples Acquisition Corporation ("Acquisition Corporation"), a Minnesota corporation that is a wholly-owned subsidiary of Concourse. In this Plan, PPG, Concourse and Acquisition Corporation are sometimes collectively referred to as the "Constituent Corporations" and individually as a "Constituent Corporation".

                                   BACKGROUND

         PPG, Concourse, and Acquisition Corporation entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1998 (the "Agreement"), which contemplates the merger (the "Merger") referred to in this Plan.

         The respective boards of directors of the Constituent Corporations deem it desirable and in the best interests of each corporation and its shareholders that Acquisition Corporation be merged with and into PPG. PPG will be the surviving corporation (the "Surviving Corporation"), in accordance with the laws of the states of Minnesota and Delaware and on the terms set forth in this Plan.

         The parties agree as follows:

                                    ARTICLE 1
                   MERGER OF PPG INTO ACQUISITION CORPORATION

         At the Effective Time (as defined in Article 4), Acquisition Corporation will be merged into PPG in accordance with the laws of the states of Minnesota and Delaware, the separate existence of Acquisition Corporation will then cease, and PPG will be the Surviving Corporation. The Surviving Corporation will continue its corporate existence under the laws of the state of Delaware under the name "The Peoples Publishing Group, Inc." and will possess all the rights, privileges, power and franchises of each of PPG and Acquisition Corporation.

                                    ARTICLE 2
          CERTIFICATE OF INCORPORATION; BYLAWS; OFFICERS AND DIRECTORS

         The Certificate of Incorporation of PPG in effect at the Effective Time will be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of PPG in effect at the Effective Time will be the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

                                    ARTICLE 3
                         EXCHANGE OF SHARES AND OPTIONS

         The manner of exchanging the shares of PPG at the Effective Time will be as follows:

         At the Effective Time, each issued and outstanding share of common stock of PPG will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of 1998 Convertible Stock of Concourse; each issued and outstanding share of 1990 convertible preferred stock of PPG will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of 1990 Convertible Stock of Concourse; each issued and outstanding share of 1993 convertible preferred stock of PPG will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of 1993 Convertible Stock of Concourse; and, each option issued and outstanding for the purchase of a share of common stock of PPG will, by virtue of the Merger and without any action on the part of the holder hereof, be converted into an option to purchase 21.75 shares of Concourse common stock at an exercise price equal to 1/21.75 of the exercise price of the outstanding options to purchase common stock of PPG, and otherwise on identical terms and conditions as the outstanding options to purchase PPG common stock. Following the Merger, certificates and agreements representing new Convertible Stock of Concourse and options, as applicable, will be mailed to holders of PPG common and preferred stock and options, PPG common and preferred stock certificates will be canceled, and issued and outstanding shares of Acquisition Corporation common stock will become an equal number of shares of common stock of the Surviving Corporation.

                                    ARTICLE 4
                            EFFECTIVE DATE OF MERGER

         If this Plan is not terminated or abandoned as provide in Article 5 of this Plan, as soon as practicable after the conditions provided for in the Agreement have been satisfied or waived in writing, this Plan of Merger must be filed, certified and acknowledged in compliance with the provisions of the Minnesota Business Corporation Act and the Delaware General Corporation Law to be effective upon such filings (such hour and date of filing being referred to as the "Effective Time").

                                    ARTICLE 5
                  ABANDONMENT OF MERGER; AMENDMENT OF AGREEMENT

         5.1 This Plan may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after submission to or adoption by the shareholders of the Constituent Corporations, only in accordance with the provisions of the Agreement.

         5.2 This Plan may be amended or modified at any time prior to the Effective Time by the mutual agreement of the boards of directors of the Constituent Corporations, whether before or after adoption thereof by the shareholders of the Constituent Corporations. But, no such amendment or modification may be made which may affect the rights of the shareholders of the Constituent Corporations in a manner which, in the judgment of the respective boards of directors, is materially adverse to such shareholders.

                                    ARTICLE 6
                                  COUNTERPARTS

         This Plan may be executed in any number of counterparts, each of which when executed is deemed to be an original, and such counterparts will together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Plan as of the day and year first above written.


                                        THE PEOPLES PUBLISHING GROUP, INC.


                                        By
                                          ------------------------------------
                                        Its
                                           -----------------------------------


                                        CONCOURSE CORPORATION


                                        By
                                          ------------------------------------
                                        Its
                                           -----------------------------------


                                        PEOPLES ACQUISITION CORPORATION

                                        By
                                          ------------------------------------
                                        Its
                                           -----------------------------------

                                 Exhibit 1.1(D)

                  Terms of 1998 Convertible Stock of Concourse

                                   (Attached)

                                 Exhibit 1.1(E)

              Terms of 1990 and 1993 Convertible Stock of Concourse

                                   (Attached)

                                 Exhibit 3.1(C)

                        Opinion of Counsel for Concourse

1. Concourse and Peoples Acquisition are corporations validly existing and in good standing under the laws of the state of Minnesota, and have full corporate power to own and hold their respective properties and to carry on their respective businesses as now conducted.

2. The authorized capital stock of Concourse consists of 10,000,000 shares having a par value of $0.01 per share, 6,000,000 of which are common shares, and 4,000,000 of which are undesignated shares. In compliance with Minnesota Statutes, Section 302A.401, the Board of Directors of Concourse has designated 1,300,000 shares as 1990 Redeemable Convertible Stock, 700,000 shares as 1993 Redeemable Convertible Stock and 600,000 shares as 1998 Convertible Stock.

3. There are 3,067,512 common shares issued and oustanding; and no shares of 1990 Redeemable Convertible Stock or 1993 Redeemable Convertible Stock are issued or outstanding. All of the oustanding shares of the Concourse common stock or 1998 Convertible Stock are duly authorized, validly issued, and, to our knowledge, fully paid for and non-assessable. To our knowledge, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock of Concourse, other than as contemplated by the Agreement. To our knowledge, with the exception of Peoples Acquisition, Concourse does not hold, directly or indirectly, any outstanding equitable, legal or beneficial interests in any corporation or other entity.

4. The authorized capital stock of Peoples Acquisition consists of 1,000 shares of common stock, $0.01 par value per share, of which 100 shares are issued and outstanding and held of record and beneficially owned by Concourse. To our knowledge, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock. To our knowledge, Peoples Acquisition Corporation does not hold, directly or indirectly, any outstanding equitable, legal or beneficial interests in any corporation or other entity.

5. All shares of the capital stock of Concourse received by PPG shareholders as contemplated by the Agreement will, when issued and delivered in accordance with the Agreement, be duly authorized, validly issued, fully paid and non-assessable shares not subject to any preemptive rights.

6. Concourse and Peoples Acquisition have full corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein. All actions required to be taken by Concourse and Peoples Acquisition to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated thereby have been duly taken in compliance with all applicable laws. The Agreement has been duly executed and delivered by the Concourse and Peoples Acquisition and constitutes legal, valid and binding obligations of Concourse and Peoples Acquisition, which are enforceable in accordance with their terms.

7. Except as disclosed in the schedules to the Agreement, to our knowledge there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or threatened against Concourse or Peoples Acquisition which, if resolved unfavorably would have a material adverse effect on Concourse or Peoples Acquisition.

                                 Exhibit 3.2(C)

                           Opinion of Counsel for PPG